SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      COASTAL BANCSHARES ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)

    Delaware                                          20-1191778

(State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                    Identification No.)

    9821 Katy Freeway
    Suite 500
    Houston, Texas                                        77024
    (Address of principal executive offices)            (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: |X|

     Securities Act registration statement file number to which this Form relates: 333-118294

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class               Name of each exchange on which
         to be so registered               each class is to be registered

         None

Securities to be registered pursuant to Section 12(g) of the Act:

                                      Units
                     -------------------------------------
                                 Title of Class

                           Common Stock $.01 Par Value
                     -------------------------------------
                                 Title of Class

                         Common Stock Purchase Warrants
                     -------------------------------------
                                 Title of Class


                               Page 1 of 3 pages

ITEM 1.  Description of Securities To Be Registered.

          The information required by this item is contained in the Section entitled "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-118294) that was initially filed with the Securities and Exchange Commission (the "Commission") on August 17, 2004, together with all amendments filed with respect thereto, (the "Registration Statement"). This information is incorporated herein by reference.

ITEM 2.  Index to Exhibits.


*3.1     Certificate of Incorporation
*3.2     Bylaws
*4.1     Specimen Unit Certificate
*4.2     Specimen Common Stock Certificate
*4.3     Specimen Warrant Certificate
*4.4     Form of Unit Purchase Option to be granted to Representatives
*4.5 Form of Warrant Agreement between American Stock Transfer and Trust Company and the Registrant

     * Incorporated herein by reference to the exhibits of the same number in the Registration Statement.


                               Page 2 of 3 Pages

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   February 9, 2005

                                          COASTAL BANCSHARES ACQUISITION CORP.


                                          By:  /s/ Cary M. Grossman
                                               Cary M. Grossman
                                               Co-Chief Executive Officer



                               Page 3 of 3 Pages